United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 2, 2025

Date of Report (Date of earliest event reported)

SPI Energy Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37678	20-4956638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4803 Urbani Ave. McClellan Park, CA	95652
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	SPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 2, 2025, the Company entered into a settlement agreement (the “Settlement Agreement”) with SINSIN Europe Solar Asset Limited Partnership and SINSIN Solar Capital Limited Partnership (collectively, “SINSIN”), resolving all claims related to ongoing litigation arising from a share sale and purchase agreement (the “SPA”) dated September 6, 2014, by virtue of which, SINSIN sold to SPI all of the shares in SRIL. SRIL is the direct and/or indirect owner of four (4) Greek SPVs which own a number of operating photovoltaic parks in Greece having a total power output of 26.57 MW.

Due to the nature of the dispute, the income from the sale of electricity produced by the 4 Greek SPVs is accumulated and deposited in their bank accounts. As of November 4, 2024, the aggregate balance of cash deposits in these accounts was approximately €37,975,452. (the “Accumulated Greek Bank Deposits”). As of 31 December 2023, the 4 Greek SPVs have outstanding debts to SRIL and its wholly owned Maltese subsidiary as Lenders/Assignors by virtue of bond loan and loan agreements, the aggregate amount of which (principal and interest) is EUR 33,052,852.00 (the “Assigned Debt”).

Under the terms of the Settlement Agreement, the Company will pay €45 million to SINSIN as full and final settlement of all disputes. The Settlement Amount will be paid in three installments as follows:

•	First Installment: €33,052,852, representing the Assigned Debt will be released to SINSIN. The First Installment will be paid from the Accumulated Greek Bank Deposits.
•	Second Installment: €5,001,148 will be paid by the Company within three (3) months after the effective date of the Settlement Agreement.
•	Third Installment: €6,946,000 will be paid by the Company within five (5) months after the effective date of the Settlement Agreement.

The CEO of the Company, Xiaofeng Peng, has executed a separate personal guarantee agreement (the “Personal Guarantee”) to guarantee the full performance of the Settlement Agreement by the Company. This agreement provides additional assurance to SINSIN regarding the Company’s ability to meet its obligations.

On January 2, 2025, the Company also entered into a side letter agreement with SINSIN related to the Settlement Agreement, clarifying procedural steps and contingencies for the release of the First Installment. A copy of the side letter is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Within ten (10) business days following full payment of the Settlement Amount, SINSIN will release the pledge on the shares of the four Greek SPVs and procure the dismissal, with prejudice, of all claims, lawsuits, and legal rights associated with the dispute in all applicable jurisdictions, including the United States, Greece, and Malta.

Certain sensitive information, including bank account numbers, schedules, exhibits, and appendices to the Settlement Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule, exhibit, or appendix to the Securities and Exchange Commission upon request.

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Item 7.01 Regulation FD Disclosure

The Company issued a press release on January 10, 2025, announcing the entry into the Settlement Agreement with SINSIN. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company is also disclosing the draft of the Settlement Agreement as Exhibit 10.1, the CEO’s Personal Guarantee as Exhibit 10.2, and the Side Letter as Exhibit 10.3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement
10.2	Guarantee Agreement
10.3	Side Letter
99.1	Press Release of SPI Energy Co., Ltd. dated January 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPI ENERGY CO., LTD.

January 10, 2025	By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

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